                                                                  EXHIBIT 4 (V)

                                   SCHEDULE

ANNUITY NUMBER:                              ISSUE DATE:

TYPE OF BUSINESS:

PARTICIPANT:              DATE OF BIRTH:                     SEX:

PARTICIPANT:              DATE OF BIRTH:                     SEX:

ANNUITANT:                DATE OF BIRTH:                     SEX:

LATEST AVAILABLE ANNUITY DATE: THE FIRST DAY OF THE CALENDAR MONTH FIRST FOLLOWING THE ANNUITANT'S 95/TH/ BIRTHDAY.

EARLIEST AVAILABLE ANNUITY DATE: THREE YEARS FROM THE ISSUE DATE, OR THREE YEARS FROM THE DATE ANY NEW ANNUITANT BECOMES THE ANNUITANT.

DEFAULT ANNUITY OPTION: IN THE ABSENCE OF AN ELECTION WE RECEIVE IN GOOD ORDER, MONTHLY PAYMENTS WILL COMMENCE UNDER LIFE INCOME ANNUITY OPTION 2 WITH 120 MONTHS CERTAIN.

PURCHASE PAYMENT: $

PURCHASE PAYMENT LIMITATION: PURCHASE PAYMENTS WILL BE ACCEPTED UP TO AND INCLUDING AGE 85 BASED ON THE OLDEST NATURAL PARTICIPANT OR THE ANNUITANT IF THE ANNUITY IS OWNED BY AN ENTITY

MINIMUM ADDITIONAL PURCHASE PAYMENT: $ 100

MINIMUM ADDITIONAL PURCHASE PAYMENT UNDER AUTOMATIC PURCHASE PLANS: $ 50

MINIMUM WITHDRAWAL AMOUNT: $ 100

MAXIMUM FREE WITHDRAWAL: 10%

MINIMUM SURRENDER VALUE AFTER WITHDRAWAL: $ 1,000

MINIMUM ANNUITY PAYMENT: $ 100 PER MONTH

MAXIMUM NUMBER OF SUB-ACCOUNTS IN WHICH YOU MAY MAINTAIN ACCOUNT VALUE: NOT APPLICABLE

MINIMUM TRANSFER AMOUNT: $ 50. WE RESERVE THE RIGHT TO WAIVE THE MINIMUM TRANSFER AMOUNT.

MVA OPTION: NOT AVAILABLE

CREDIT(S): NOT AVAILABLE

B/CRT(3/06)-03

CONTINGENT DEFERRED SALES CHARGE:

                    LENGTH OF TIME      PERCENTAGE OF PURCHASE
                SINCE PURCHASE PAYMENT PAYMENTS BEING LIQUIDATED
                ---------------------- -------------------------
                      0-1 year                   7.0%
                      1-2 years                  6.0%
                      2-3 years                  5.0%
                      3-4 years                  4.0%
                      4-5 years                  3.0%
                      5-6 years                  2.0%
                      6-7 years                  1.0%
                       7+ years                    0%

TRANSFER FEE: $ 10 PER TRANSFER AFTER THE TWENTIETH IN ANY ANNUITY YEAR. WE RESERVE THE RIGHT TO: (1) INCREASE THE TRANSFER FEE, BUT IT WILL NOT EXCEED $ 20 PER TRANSFER AFTER THE EIGHTH IN ANY ANNUITY YEAR AND (2) WAIVE THE TRANSFER FEE IF THE TRANSFER IS MADE IN A MODE ACCEPTABLE TO US.

TRANSFER AMOUNT ALLOWED FROM A FIXED RATE OPTION: 100% OF THE ACCOUNT VALUE OF THE MATURING FIXED RATE OPTION ON ITS MATURITY DATE OR WITHIN 30 DAYS AFTER THE MATURITY DATE.

MAINTENANCE FEE: LESSER OF $ 35 OR 2% OF UNADJUSTED ACCOUNT VALUE, BUT ONLY IF THE UNADJUSTED ACCOUNT VALUE AT THE TIME THE FEE IS DUE IS LESS THAN $100,000. WE RESERVE THE RIGHT TO: (1) INCREASETHE MAINTENANCE FEE, BUT IT WILL NOT EXCEED $ 50 PER ANNUITY YEAR, AND (2) CHANGE THE AMOUNT OVER WHICH WE WILL WAIVE THE MAINTENANCE FEE.

INSURANCE CHARGE: 0.95%

FIXED RATE OPTION:

   MINIMUM INTEREST CREDITING RATE:   % ANNUALLY ON ALL AMOUNTS FIRST ALLOCATED
   OR TRANSFERRED TO A FIXED RATE OPTION PRIOR TO THE TENTH ANNIVERSARY OF THE
   ISSUE DATE;   % ANNUALLY ON ALL AMOUNTS ALLOCATED OR TRANSFERRED TO A FIXED
   RATE OPTION ON OR AFTER THE TENTH ANNIVERSARY OF THE ISSUE DATE.

   GUARANTEE PERIODS AND INITIAL INTEREST RATES AS OF THE ISSUE DATE:

                                                  INITIAL ADDITIONAL ONE-YEAR
                                                  INTEREST CREDITING RATE FOR
GUARANTEE PERIOD         INITIAL INTEREST RATE    THE GUARANTEE PERIOD SHOWN

B/CRT(3/06)-04                                                     ((Bb(7/07))

   THE ADDITIONAL INTEREST CREDITING RATE VARIES BASED ON THE GUARANTEE PERIOD YOU ELECT, BUT IS CREDITED FOR ONE YEAR ONLY, BEGINNING ON THE DATE YOU ALLOCATE A PURCHASE PAYMENT, OR PART OF ONE, TO A FIXED RATE OPTION.

   PLEASE NOTE THAT THE GUARANTEE PERIODS AND CORRESPONDING INITIAL INTEREST RATES SHOWN ARE THOSE YOU SELECTED AT THE ISSUE DATE OF THIS ANNUITY. WE MAY OFFER DIFFERENT GUARANTEE PERIODS OF DIFFERENT DURATION AFTER THE ISSUE DATE. THE INITIAL INTEREST RATES SHOWN ARE EFFECTIVE ONLY AS OF THE ISSUE DATE. THE INTEREST RATES FOR NEW FIXED RATE OPTIONS MAY BE CHANGED PERIODICALLY.

VARIABLE SEPARATE ACCOUNT(S): PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY
ACCOUNT

OWNER: PRUCO LIFE INSURANCE TRUST

CONTRACT: 100

OFFICE: PRUDENTIAL ANNUITY SERVICE
        CENTER
        P.O. BOX 7960
        PHILADELPHIA, PA 19176
        TOLL-FREE: 1-888-PRU-2888
        WEBSITE: WWW.PRUDENTIAL.COM

B/CRT(3/06)-04                                                     ((Bb(7/07))

                                   SCHEDULE

ANNUITY NUMBER:                              ISSUE DATE:

TYPE OF BUSINESS:

OWNER:
                          DATE OF BIRTH:                     SEX:

OWNER:
                          DATE OF BIRTH:                     SEX:

ANNUITANT:
                          DATE OF BIRTH:                     SEX:

LATEST AVAILABLE ANNUITY DATE: THE FIRST DAY OF THE CALENDAR MONTH FIRST FOLLOWING THE ANNUITANT'S 95/TH/ BIRTHDAY.

EARLIEST AVAILABLE ANNUITY DATE: THREE YEARS FROM THE ISSUE DATE, OR THREE YEARS FROM THE DATE ANY NEW ANNUITANT BECOMES THE ANNUITANT.

DEFAULT ANNUITY OPTION: IN THE ABSENCE OF AN ELECTION WE RECEIVE IN GOOD ORDER, MONTHLY PAYMENTS WILL COMMENCE UNDER FIXED LIFE INCOME ANNUITY OPTION 2 WITH 120 MONTHS CERTAIN.

PURCHASE PAYMENT: $

PURCHASE PAYMENT LIMITATION: PURCHASE PAYMENTS WILL BE ACCEPTED UP TO AND INCLUDING AGE 85 BASED ON THE OLDEST NATURAL OWNER OR THE ANNUITANT IF THE ANNUITY IS OWNED BY AN ENTITY

MINIMUM ADDITIONAL PURCHASE PAYMENT: $100

MINIMUM ADDITIONAL PURCHASE PAYMENT UNDER AUTOMATIC PURCHASE PLANS: $50

MINIMUM WITHDRAWAL AMOUNT: $100

MAXIMUM FREE WITHDRAWAL: 10%

MINIMUM SURRENDER VALUE AFTER WITHDRAWAL: $1,000

MINIMUM ANNUITY PAYMENT: $100 PER MONTH

MAXIMUM NUMBER OF SUB-ACCOUNTS IN WHICH YOU MAY MAINTAIN ACCOUNT VALUE: NOT APPLICABLE

MINIMUM TRANSFER AMOUNT: $50. WE RESERVE THE RIGHT TO WAIVE THE MINIMUM TRANSFER AMOUNT.

MVA OPTION: NOT AVAILABLE

CREDIT(S): NOT AVAILABLE

B/IND(3/06)-03

CONTINGENT DEFERRED SALES CHARGE:

                    LENGTH OF TIME      PERCENTAGE OF PURCHASE
                SINCE PURCHASE PAYMENT PAYMENTS BEING LIQUIDATED
                ---------------------- -------------------------
                      0-1 year                   7.0%
                      1-2 years                  6.0%
                      2-3 years                  5.0%
                      3-4 years                  4.0%
                      4-5 years                  3.0%
                      5-6 years                  2.0%
                      6-7 years                  1.0%
                       7+ years                    0%

TRANSFER FEE: $10 PER TRANSFER AFTER THE TWENTIETH IN ANY ANNUITY YEAR. WE RESERVE THE RIGHT TO: (1) INCREASE THE TRANSFER FEE, BUT IT WILL NOT EXCEED $20 PER TRANSFER AFTER THE EIGHTH IN ANY ANNUITY YEAR AND (2) WAIVE THE TRANSFER FEE IF THE TRANSFER IS MADE IN A MODE ACCEPTABLE TO US.

TRANSFER AMOUNT ALLOWED FROM A FIXED RATE OPTION: 100% OF THE ACCOUNT VALUE OF THE MATURING FIXED RATE OPTION ON ITS MATURITY DATE OR WITHIN 30 DAYS AFTER THE MATURITY DATE.

MAINTENANCE FEE: LESSER OF $ 35 OR 2% OF UNADJUSTED ACCOUNT VALUE, BUT ONLY IF THE UNADJUSTED ACCOUNT VALUE AT THE TIME THE FEE IS DUE IS LESS THAN $100,000. WE RESERVE THE RIGHT TO: (1) INCREASE THE MAINTENANCE FEE, BUT IT WILL NOT EXCEED $ 50 PER ANNUITY YEAR, AND (2) CHANGE THE AMOUNT OVER WHICH WE WILL WAIVE THE MAINTENANCE FEE.

INSURANCE CHARGE: 0.95%

FIXED RATE OPTION:

   MINIMUM INTEREST CREDITING RATE: % ANNUALLY ON ALL AMOUNTS FIRST ALLOCATED OR TRANSFERRED TO A FIXED RATE OPTION PRIOR TO THE TENTH ANNIVERSARY OF THE ISSUE DATE; % ANNUALLY ON ALL AMOUNTS ALLOCATED OR TRANSFERRED TO A FIXED RATE OPTION ON OR AFTER THE TENTH ANNIVERSARY OF THE ISSUE DATE.

   GUARANTEE PERIODS AND INITIAL INTEREST RATES AS OF THE ISSUE DATE:

                                                  INITIAL ADDITIONAL ONE-YEAR
                                                  INTEREST CREDITING RATE FOR
GUARANTEE PERIODS        INITIAL INTEREST RATE    THE GUARANTEE PERIOD SHOWN

Bb/IND(7/07)-04

   THE ADDITIONAL INTEREST CREDITING RATE VARIES BASED UPON THE GUARANTEE PERIOD YOU ELECT, BUT IS CREDITED FOR ONE YEAR ONLY, BEGINNING ON THE DATE YOU ALLOCATE A PURCHASE PAYMENT, OR PART OF ONE, TO A FIXED RATE OPTION

   PLEASE NOTE THAT THE GUARANTEE PERIODS AND CORRESPONDING INITIAL INTEREST RATES SHOWN ARE THOSE YOU SELECTED AT THE ISSUE DATE OF THIS ANNUITY. WE MAY OFFER DIFFERENT GUARANTEE PERIODS OF DIFFERENT DURATION AFTER THE ISSUE DATE. THE INITIAL INTEREST RATES SHOWN ARE EFFECTIVE ONLY AS OF THE ISSUE DATE. THE INTEREST RATES FOR NEW FIXED RATE OPTIONS MAY BE CHANGED PERIODICALLY.

VARIABLE SEPARATE ACCOUNT(S): PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY
ACCOUNT

OFFICE: PRUDENTIAL ANNUITY SERVICE
        CENTER
        P.O. BOX 7960
        PHILADELPHIA, PA 19176
        TOLL-FREE: 1-888-PRU-2888
        WEBSITE: WWW.PRUDENTIAL.COM

B/CRT(3/06)-04